Exhibit 10.25

DOUBLEVERIFY HOLDINGS, INC.

2021 OMNIBUS EQUITY INCENTIVE PLAN

Nonqualified Stock Option Award Agreement

THIS AGREEMENT (this “Award Agreement”) is made effective as of the date specified on the Grant Notice (the “Grant Date”), by and between DoubleVerify Holdings, Inc., a Delaware corporation (the “Company”) and the Participant specified on the Grant Notice (the “Participant”).  Certain capitalized terms used herein have the meanings given to them in Section 12.  Capitalized terms used but not otherwise defined herein shall have the meanings so indicated in the DoubleVerify Holdings, Inc. 2021 Omnibus Equity Incentive Plan (the “Plan”).  Please refer also to Appendix A-Country and State Specific Provisions, enclosed at the end of this Award Agreement.

R E C I T A L S:

WHEREAS, the Board or the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.Grant of the Option.  The Company hereby grants to the Participant the right and option to purchase the number of Shares specified on the Grant Notice (the “Option”).  This Award shall be subject to the terms and conditions set forth in the Plan and this Award Agreement, and Appendix A to this Award Agreement includes certain provisions applicable to Participants resident in the jurisdictions set forth therein.  The Option is intended to be a Nonqualified Stock Option.  At any time, the portion of the Option that has become vested and exercisable is hereinafter referred to as the “Vested Portion,” and any portion of the Option that is not a Vested Portion is hereinafter referred to as the “Unvested Portion.”

2.Option Price.  The purchase price of the Shares subject to the Option shall be the Option Price specified on the Grant Notice (the “Option Price”), subject to adjustment as set forth in the Plan.

3.Vesting of the Option.

a.General.  Subject to Section 3(b) and Section 4 hereof, the Option shall become part of the Vested Portion on the vesting schedule set forth in the Grant Notice, subject to the Participant’s continued Service through each applicable vesting date.

b.Effect of Change in Control. Except as set forth in Section 3(c), the Option, to the extent not then vested or forfeited and subject to the Participant’s continued Service on the date the Change in Control is consummated, shall accelerate and become fully vested immediately prior to and contingent upon a Change in Control.

c.Alternative Awards.  No acceleration of vesting shall occur with respect to any of the Option if the Board reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must:

i.give the Participant rights and entitlements substantially equivalent to or better than the rights and terms applicable under the Option, including, but not limited to, an identical or better exercise and vesting schedule; and

ii.have terms such that if the Participant’s employment is involuntarily (i.e., by the Company or its successor other than for Cause) or constructively (i.e., by the Participant with Good Reason) terminated within one year following a Change in Control at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full.

4.Forfeiture; Expiration; Termination of Service.  Upon the termination of the Participant’s Service for any reason at any time or if the Participant breaches a Restrictive Covenant, any and all of the Unvested Portion of the Option shall be cancelled and forfeited without consideration therefor.  Notwithstanding anything herein to the contrary, in the event that: (a) the Participant’s Service is terminated for Cause; (b) the Participant resigns at a time when the Participant’s acts or omissions constitute grounds to terminate the Participant’s Service for Cause without regard to any applicable cure rights or notice periods; or (c) the Participant breaches a Restrictive Covenant, in each case the Vested Portion of the Option also shall be cancelled and forfeited without consideration therefor.

5.Period of Exercise.  Subject to the provisions of the Plan and this Award Agreement, the Participant may exercise all or any part of the Vested Portion at any time prior to the earliest to occur of:

a.the tenth anniversary of the Grant Date;

b.the date that is twelve (12) months following termination of the Participant’s Service due to death or Permanent Disability;

c.the date that is ninety (90) days following termination of the Participant’s Service by the Company (or any of its Subsidiaries) without Cause; and

d.the date that is thirty (30) days following the termination of the Participant’s Service by the Participant.

6.Exercise Procedures.

a.Notice of Exercise.  Subject to Section 5 hereof and such reasonable administrative regulations as the Committee may adopt from time to time, the Vested Portion may be exercised by delivering written notice to the Company (such notice, a “Notice of Exercise”), which may be delivered electronically.  Such Notice of Exercise shall be accompanied by payment in full of the aggregate Option Price for the Shares to be acquired upon exercise, which shall be the product of the total number of Shares to be acquired upon exercise of the Option at such time by the Option Price, rounding up to the nearest whole cent.  In the event the Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option.  The aggregate Option Price for the Shares to be exercised shall be determined in a manner provided in Section 6.5 of the Plan.

b.Rights of Participant; Method of Exercise.  Neither the Participant nor the Participant’s representative shall have any rights to dividends, voting rights or other rights of a stockholder with respect to Shares subject to the Option until (i) the Participant has given a Notice of Exercise of the Option and paid in full for such Shares, (ii) such Shares have been issued and (iii) if applicable, the Participant has satisfied any other conditions imposed by the Committee pursuant to the Plan.  In the event of the Participant’s death, the Vested Portion shall be exercisable by the executor or administrator of the Participant’s estate or the person or persons to whom the Participant’s rights under this Award Agreement shall pass by will or by the laws of descent and distribution, as the case may be.  Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions of this Award Agreement and the Plan.

7.Restrictive Covenants.  As a condition to, and in consideration of, the grant of this Award, the Participant agrees to be bound by the covenants, restrictions and other obligations set forth in this Section 7 (the “Restrictive Covenants”).

a.Confidentiality.  The Participant shall observe all of the Participant’s obligations under and shall comply with the terms and conditions of the confidentiality, unfair competition, intellectual property assignment and non-solicitation agreement (the “Confidentiality & IP Agreement”) entered into by and between the Company or its Subsidiaries and the Participant.  The Participant’s breach of a covenant, representation or warranty in the Confidentiality & IP Agreement shall be a breach of this Section 7(a).

b.Noncompetition; Nonsolicitation.  The Participant acknowledges that during the Participant’s Service, the Participant will create and have access to confidential information and to important business relationships. Accordingly, the Participant represents, warrants and covenants to the Company and its Subsidiaries that:

i.during the Non-Compete Period, the Participant shall not, without the Company’s prior written authorization, anywhere in the world, (i) own, operate, control, manage, finance, establish or open any business enterprise of any nature that competes with any part of the Group’s Business or (ii) in any manner whatsoever become involved, directly or indirectly, either as an employee, owner, partner, agent, shareholder, director, consultant or otherwise, in any business, occupation, work or any other activity that competes with any part of the Group’s Business, if such involvement is reasonably likely to involve or require the use or disclosure of any of the Group’s Major Assets or require the Participant to compete against any part of the Group’s Business (and the Participant acknowledges and agrees that, because the Company’s business is dependent on the Internet and can be conducted from anywhere in the world, the worldwide scope of the foregoing restriction is reasonable and appropriate and is necessary for the protection of the Company’s legitimate business interests), provided, that the foregoing shall not include the beneficial ownership solely as an unaffiliated, passive investor of less than five percent (5%) of any class of securities of any business, firm or entity having a class of equity securities actively traded on a national securities exchange, automated quotation system or over-the-counter market;

ii.during the term of Participant’s Service and for eighteen (18) months thereafter, the Participant shall not solicit or call upon any Restricted Customer for the purpose of offering or providing any product or service that is similar to or competitive with any products or service offered by the Company; and

iii.during the term of the Participant’s Service and for twelve (12) months thereafter, the Participant shall not, directly or indirectly, solicit or recruit for employment any employee of the Company or its Subsidiaries or otherwise encourage any employee of the Company or its Subsidiaries to terminate their employment with the Company or its Subsidiaries.

c.Non-Disparagement.  The Participant will not at any time make any statement, written or oral, to any person or entity, including in any forum or media, or take any action, in disparagement of the Company or its Subsidiaries, the Board or any of their respective current, former or future affiliates, or any current, former or future shareholders, partners, managers, members, officers, directors or employees of any of the foregoing (each, a “Company Party”), including negative references to or about any Company Party’s services, policies, practices, documents, methods of doing business, strategies, objectives, shareholders, partners, managers, members, officers, directors or employees, or take any other action that may disparage any Company Party to the general public and/or any Company Party’s officers, directors, employees, clients, suppliers, investors, potential investors, business partners or potential business partners.  Notwithstanding the foregoing, nothing contained in this Award Agreement or this Section limits the Participant’s ability to communicate with or participate in any investigation or proceeding (including by providing documents or other information, without notice to the Company) regarding possible violations of federal securities laws that may be conducted by the U.S. Securities and Exchange Commission, the U.S. Department of Justice, U.S. Consumer Financial Protection Bureau or the U.S. Commodity Futures Trading Commission.

d.Privacy.  The Participant understands that (i) the Participant is or may be subject to certain privacy regulations and laws as in effect from time to time, (ii) the Company and its Subsidiaries have adopted policies and procedures concerning privacy and (iii) from time to time, the Company and its Subsidiaries undertake privacy obligations with its clients and other Persons with which the Company and its Subsidiaries do business (collectively, “Privacy Obligations”).  The Participant shall comply with current and future Privacy Obligations.

e.Reasonable Restrictions/Damages Inadequate Remedy.  The Participant acknowledges that the Company would not have granted the Options to the Participant if Participant had not agreed to the Restrictive Covenants.  Participant agrees that such restrictions are reasonable and necessary to protect the legitimate business interests of the Company and its Subsidiaries and that any breach or threatened breach by the Participant of any Restrictive Covenant will result in immediate irreparable injury to the Company and its Subsidiaries for which a remedy at law would be inadequate.  The Participant further acknowledges that the Restrictive Covenants will not prevent the Participant from earning a livelihood following the termination of the Participant’s Service.  Accordingly, the Participant acknowledges that the Company and its Subsidiaries shall be entitled to seek temporary, preliminary and permanent injunctive relief in any court of competent jurisdiction (without being obligated to post a bond or other collateral) in the event of any breach or threatened breach by the Participant of Restrictive Covenants and to an equitable accounting of all earnings, profits and other benefits arising, directly or indirectly, from such breach, which rights shall be cumulative and in addition to (rather than instead of) any other rights or remedies to which the Company and its Subsidiaries may be entitled at law or in equity.  Any remedy specified by any provision of this Award Agreement shall, unless expressly providing to the contrary, be a nonexclusive remedy for that provision and shall not preclude any and all other remedies at law or in equity from also being applicable.

f.Separate Covenants.  The parties intend that the Restrictive Covenants be given the broadest interpretation permitted by law.  Accordingly, in the event that any of the provisions of this Award Agreement should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.  If the Restrictive Covenants are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company’s or its Subsidiaries’ right to enforce the Restrictive Covenants in any other jurisdiction.  If, in any judicial or arbitration proceedings, a court of competent jurisdiction or arbitration panel should refuse to enforce all of the separate Restrictive Covenants, then such unenforceable covenants and restrictions shall be eliminated from the provisions of this Award Agreement for the purpose of such proceeding to the extent necessary to permit the remaining Restrictive Covenants to be enforced in such proceeding.

8.No Right to Continued Service.  The granting of the Option shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of the Participant.

9.Withholding.  The Company shall have the power and the right to deduct or withhold automatically from any payment or Shares deliverable under this Award Agreement, or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Award Agreement.

10.Transferability.  Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the Option except in the event of death and in accordance with Section 15.8 of the Plan.

11.Adjustment of Option.  Adjustments to the Option (or any Shares underlying the Option) shall be made in accordance with the terms of the Plan.

12.Definitions.  For purposes of this Award Agreement:

a.“Cause” has the meaning set forth in the Participant’s employment agreement or other services agreement with the Company or any of its Subsidiaries.  If the Participant does not have an employment agreement or other services agreement with the Company or any of its Subsidiaries or if “Cause” (or a similar word or phrase) is not defined in any such agreement, “Cause” means, with respect to the Participant, (i) commission of or indictment for, pleading guilty or no contest to, a felony, a gross misdemeanor or any crime involving moral turpitude; (ii) misconduct or any unlawful act that is materially injurious or detrimental to the reputation or financial interests of the Company; (iii) substantial failure to perform Participant’s duties, as specified by the Company or any of its Subsidiaries, diligently and in a manner consistent with prudent business practice; (iv) substantial violation of, or intentional failure or refusal to comply with, the written policies and procedures of the Company or its Subsidiaries (including any policy regarding engaging in any discriminatory or sexually harassing behavior or other policies of general applicability relating to the conduct of employees, directors, officers or consultants of the Company or its Subsidiaries); (v) theft of property of the Company or its Subsidiaries or falsification of documents of the Company or its Subsidiaries or dishonesty in their preparation; (vi) use of alcohol, illegal drugs or illegal controlled substances that has a material adverse impact on the Participant’s performance of services for the Company or its Subsidiaries; or (vii) breach of any material provision of any agreement with the Company or its Subsidiaries, including any non-competition, non-solicitation or confidentiality provisions, or any other similar restrictive covenants to which the Participant is or may become a party with the Company or its Subsidiaries.

b.“Good Reason” has the meaning set forth in the Participant’s employment agreement or other services agreement with the Company or any of its Subsidiaries. If the Participant does not have an employment agreement or other services agreement with the Company or any of its Subsidiaries or if “Good Reason” (or a similar word or phrase) is not defined in any such agreement, “Good Reason” means the occurrence of one or more of the following events without the Participant’s written consent: (i) if the Participant is an executive officer of the Company, a material reduction in the Participant’s authority, duties or responsibilities with the Company and its Subsidiaries, (ii) any material reduction in Participant’s base salary and (iii) the requirement by the Company that the Participant relocate Participant’s principal place of service to a location that increases the Participant’s commute by at least fifty (50) miles; provided, however, that no event described herein shall constitute “Good Reason” unless (A) the Participant provides written notice of the event within thirty (30) days following the Participant’s actual knowledge of the first occurrence of such Good Reason event, and (B) the Company or any of its Subsidiaries has not cured such event within sixty (60) days of receipt of such notice. For the avoidance of doubt, Good Reason shall not exist hereunder unless and until the sixty (60) day cure period following receipt by the Company of the Participant’s written notice expires and the Company or any of its Subsidiaries shall not have cured such circumstances, and in such case, the Participant’s service shall terminate for Good Reason on the day following expiration of such (60) day cure period.

c.“Grant Notice” means the Notice of Nonqualified Stock Option Grant delivered to the Participant with this Award Agreement.

d.The “Group” means the Company and any of its Subsidiaries and affiliated companies, now or in the future.

e.The “Group’s Business” means (i) the verification and measurement of the quality of digital advertising, (ii) any substantially related business performed or marketed by the Company or its Subsidiaries and in which the Participant was materially involved during the period of the Participant’s Service and (iii) any material new line of business or new market, which the Company or its Subsidiaries was planning to enter (or any new product or service, which the Company or its Subsidiaries was planning to market and/or sell) during the Participant’s Service and such planning was known to the Participant and with respect to which the Company had access to confidential information.

f.The “Group’s Major Assets” means the Group’s Proprietary Information, its property (including intellectual property) and its goodwill.

g.“Non-Compete Period” means the term of the Participant’s Service and a period of:

•twelve (12) months thereafter, if the Participant has a level of “E7” or above as of the date of the Participant’s termination;

•six (6) months thereafter, if the Participant has a level of “M6” or below as of the date of the Participant’s termination and the Participant’s position as of the date of Participant’s termination is classified by the Company as exempt from overtime; and

•zero (0) months thereafter, if the Participant has a level below “E7” as of the date of the Participant’s termination and the Participant position as of the date of the Participant’s termination is classified by the Company as non-exempt from overtime.

h.“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization or association, trust or joint venture, or other entity, or a Governmental Authority.  “Governmental Authority” means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any court, authority or other quasi-governmental entity established to perform any of such functions.

i.“Proprietary Information” means technology regarding the product research and development, patents, copyrights, customers, suppliers (including customers and/or suppliers lists), marketing plans, strategies, forecasts, trade secrets, test results, formulas, processes, data, know-how, improvements, inventions, techniques and products (actual or planned) of the Group, in each case in any form or media, whether documentary, written, oral or computer generated.

j.“Restricted Customer” shall mean any customer of the Company (a) with which the Participant had material business contact on behalf of the Company during the last 24 months of the Participant’s Service, or (b) about which the Participant obtained confidential information during the last 24 months of the Participant’s Service.

k.“Securities Act” means the Securities Act of 1933, as amended.

13.Option Subject to Plan.  By entering into this Award Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Option is subject to the terms and conditions of the Plan.  In the event of a conflict between any term hereof and a term of the Plan, the applicable term of the Plan shall govern and prevail.

14.Choice of Law.  This Award Agreement, and all claims or causes of action or other matters that may be based upon, arise out of or relate to this Award Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.

15.Consent to Jurisdiction.  The Company and the Participant, by such Person’s execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof, (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that such Person is not subject personally to the jurisdiction of the above-named courts, that such Person’s property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Award Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agree not to commence any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided, however, that the Company and the Participant may seek to enforce a judgment issued by the above-named courts in any proper jurisdiction.  The Company and the Participant hereby consent to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at such Person’s address specified pursuant to Section 18 is reasonably calculated to give actual notice.

16.WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT SUCH PARTY SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AWARD AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 16 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND SHALL RELY IN ENTERING INTO THIS AWARD AGREEMENT.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

17.Securities Laws.  Shares shall not be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares.  Any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon.  If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.

18.Notices.  Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing, and shall be deemed to have been given (a) when personally delivered with confirmation of delivery, (b) upon transmission by electronic mail (and no error message is generated), (c) one business day after deposit with Federal Express or similar overnight courier service or (d) three business days after being mailed by first class mail, return receipt requested.  A notice shall be addressed to the Company at its principal executive office, attention Chief Executive Officer, and to the Participant at the address that the Participant most recently provided to the Company.

19.Consent to Electronic Delivery.  By accepting this Award, the Participant agrees, to the fullest extent permitted by applicable law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or its Subsidiaries may be required to deliver in connection with the Plan.  Electronic delivery of a document may be via e-mail or by reference to a location on Company intranet site or a designated third-party vendor’s internet site.

20.Entire Agreement.  This Award Agreement (including any applicable provisions of Appendix A hereto), the Grant Notice, the Plan and the Confidentiality and IP Agreement constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof; provided, that the Participant shall continue to be bound by any other confidentiality, non-competition, non-solicitation and other similar restrictive covenants contained in any other agreements between the Participant and the Company, its Affiliates and their respective predecessors to which the Participant is bound.  In the event of any inconsistency between any Restrictive Covenants and any restrictive covenants contained in such other agreements in effect on the Grant Date, that obligation that is most restrictive upon the Participant shall control.

21.Survival of Obligations.  Exercise, expiration or termination of any or all of the Option or termination of the Participant’s Service shall not affect the Participant’s continuing obligations set forth in this Award Agreement, including the Restrictive Covenants, which obligations expressly survive the termination of the Participant’s Service.

22.Amendment; Waiver.  No amendment or modification of any term of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, and made in accordance with the terms of the Plan.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

23.Successors and Assigns; No Third-Party Beneficiaries.  The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns.  Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.

24.Signature in Counterparts; Electronic Signatures.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  The Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Participant’s confirmation, consent, signature, agreement and delivery of this Award Agreement is legally valid and has the same legal force and effect as if the Participant and the Company signed and executed this Award Agreement in paper form.  The same use of electronic media may be used for any amendment or waiver of this Award Agreement.

25.No Guarantees Regarding Tax Treatment.  The Participants (or their beneficiaries) shall be responsible for all taxes with respect to the Option.  The Committee and the Company make no guarantees regarding the tax treatment of the Option.  Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A or Section 457A of the Code or otherwise, and none of the Company, any Affiliate or any of their employees or representatives shall have any liability to a Participant with respect thereto.

26.Compliance with Section 409A.  The Company intends that the Option be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest or penalties under Section 409A as a result of the Option.  In the event the Option is subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 12.1 of the Plan.

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SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

DOUBLEVERIFY HOLDINGS, INC.

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

Participant